UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    XOMA Ltd.
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule of Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                           [LETTERHEAD OF XOMA LTD.]



                                                                          , 1999

Dear Fellow Shareholder:

On January __, 2000, XOMA will hold a special shareholder meeting at the offices of the Company in Berkeley, California, to secure approval for an important proposal to increase XOMA's authorized common shares. The current authorized shares do not provide the Company with adequate flexibility for structuring strategic business collaborations or for meeting the Company's financing needs.

I'd also like to take this opportunity to give you some additional background on why we have called this special meeting and why I believe this proposal is in the best interests of XOMA and its shareholders. First, the Company has accomplished a great deal in 1999:

o In April, we strengthened and extended our anti-CD11a antibody collaboration with Genentech. We are initiating Phase III testing of the product in patients with moderate-to-severe plaque psoriasis, and have expanded the program to include organ transplant rejection, initially focusing on kidney transplants.

o In May, we completed the first pivotal clinical trial of our NEUPREX(R) product in pediatric patients suffering from severe meningococcemia. We subsequently completed a detailed analysis which showed clinical benefits in mortality and morbidities (such as amputations and organ failures) for patients treated with NEUPREX(R) and re-affirmed the product's excellent safety profile. We have submitted this analysis to the FDA, and have scheduled a meeting with the Agency to discuss plans for submission of a biologics license application (BLA) for U.S. marketing approval.

o In June, we concluded a collaborative arrangement with Allergan to develop ophthalmic anti-infective products using recombinant BPI (bactericidal/permeability-increasing protein) in combination with antibiotics, and we recently completed a joint evaluation demonstrating rBPI's synergistic activity in combination with the ofloxacin ophthalmic antibiotic against a variety of gram-positive and gram-negative bacterial pathogens, including antibiotic-resistant strains. Next steps include development of formulations for preclinical testing.

o We are in discussions with a number of pharmaceutical companies regarding the NEUPREX(R) product and our Mycoprex(TM) antifungal program, although the ultimate outcomes of these discussions cannot be predicted.

o We have also undertaken key initiatives involving additional monoclonal antibody products and novel non-systemic uses of BPI. If these products meet appropriate technical and market criteria, these are projects that we hope to move into clinical development.

o We completed the change of the company's legal domicile to Bermuda, which positions the company to take advantage of potential future financial and other benefits.

While we are pleased with the above developments, we have also faced some delays and setbacks in the past year.

o Completing and analyzing the meningococcemia trial took longer than originally planned. To compensate for a lower-than-expected mortality rate in the trial we extended patient enrollment until May 1999, rather than concluding accrual at the end of 1998. We also agreed with the FDA to analyze the trial results based on a composite endpoint that included mortality as well as morbidities. While the decisions to extend the trial and look at a more complex endpoint were made to improve our chances for marketing approval, the resulting delays had a cost in terms of cash flow and have created a period of uncertainty about the outcome of the trial.

o A separate Phase III trial testing NEUPREX(R) in patients with hemorrhage due to trauma was halted in September following an interim analysis of efficacy data from 842 patients. While no safety issues were reported, the independent Data Safety Monitoring Board advised us that the trial was not likely to succeed if continued to its planned enrollment of 1650 patients. This setback was unexpected, since we had seen benefits in two previous trials involving 570 patients. We are conducting a detailed review of the data from the 1100 enrolled patients that we hope will provide information for future NEUPREX(R) indications and help us design related clinical trials.

Both these events had a negative impact on the price of XOMA shares, which can make financing more challenging and expensive.

The bottom line is that we are entering the Year 2000 with some very important opportunities and also some very real risks. There may be significant positive or negative developments early in the year--before our annual shareholder's meeting. We need to position the Company now to be able to act on the opportunities and mitigate the risks.

For these reasons, the Board has authorized a special shareholder meeting and is recommending an increase in the authorized common shares from seventy million to one hundred thirty-five million. This will provide the Company with flexibility for structuring strategic business collaborations, as well as providing shares that may be used to meet the our financing needs.

I urge you to read the accompanying proxy document and vote promptly on the proposal by phone, Internet or mail. If you have questions, please call Ellen Martin, Peter Davis or myself.

                                   (XOMA LOGO)

                                    XOMA LTD.
                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 644-1170




                                 December , 1999




To Our Shareholders:

     You are cordially invited to attend a special general meeting of shareholders of XOMA Ltd. on January , 2000 at 9:00 a.m. local time, which will be held at the offices of the Company, 2910 Seventh Street, Berkeley, California.

     Details of business to be conducted at the special meeting are provided in the enclosed Notice of Special General Meeting of Shareholders and Proxy Statement. Some of our shareholders will be accessing these materials and voting via the Internet and may not be receiving a paper proxy card by mail.

     We hope that you will attend the special meeting. In any event, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope or vote telephonically or via the Internet.

                                Sincerely yours,



                                John L. Castello
                                Chairman of the Board,
                                President and Chief Executive
                                Officer

Enclosures

                                    XOMA LTD.
                                 ---------------

                NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 9:00 A.M. ON JANUARY , 2000
                                 ---------------


To the Shareholders of XOMA Ltd.:

     Notice is hereby given that a special general meeting of the shareholders of XOMA Ltd. (the "Company") will be held at the offices of the Company, 2910 Seventh Street, Berkeley, California, on January , 2000, at 9:00 a.m. local time, for the following purposes:

     1. To approve the increase of the Company's authorized share capital by an additional 65,000,000 Common Shares; and

     2. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These items of business are more fully described in the proxy statement accompanying this notice.

     The Board of Directors has fixed the close of business on December 15, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof.

                                 By Order of the Board of Directors



                                 Christopher J. Margolin
                                 Secretary

December   , 1999
Berkeley, California

                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please promptly mark, sign and date the enclosed proxy and mail it in the accompanying postage pre-paid envelope or vote telephonically or via the Internet.

--------------------------------------------------------------------------------

                                    XOMA LTD.
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------



TO THE SHAREHOLDERS:

     The enclosed proxy is solicited on behalf of the Board of Directors of XOMA Ltd., a company organized under the laws of Bermuda ("XOMA" or the "Company"), for use at a special general meeting of shareholders to be held at the offices of the Company, 2910 Seventh Street, Berkeley, California, on January , 2000, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which shareholders of record on December 15, 1999 will be entitled to vote. On December 15 1999, the Company had issued and outstanding 58,324,058 common shares, par value US$.0005 per share ("Common Shares"). Holders of Common Shares are entitled to one vote for each share held.

     All registered shareholders can vote by paper proxy, by telephone or electronically through the Internet by following the instructions included with their proxy card. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm participating in the ADP Investor Communication Services online program may vote electronically through the Internet. Instruction forms will be provided to shareholders whose bank or brokerage firm is participating in ADP's program. Signing and returning the proxy card or submitting the proxy by telephone or via the Internet does not affect the right to vote in person at the special meeting.

     In the case of registered shareholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company's principal office, 2910 Seventh Street, Berkeley, California 94710, (b) appearing and voting in person at the special meeting, (c) properly completing and executing a later-dated proxy and delivering it to the Company at or before the special meeting or (d) retransmitting a subsequent telephonic or electronic proxy before the special meeting. Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm in revoking their previously voted shares. Abstentions and broker non-votes are each included in the number of shares present for purposes of establishing a quorum and are counted for purposes of determining whether a proposal presented to shareholders has been approved.

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional material furnished to shareholders. Copies of solicitation material will also be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

     The Company intends to mail this proxy statement and make it available on the Internet on or about December , 1999.

                            PROPOSAL 1 - INCREASE IN
                            THE NUMBER OF AUTHORIZED
                         COMMON SHARES AND SHARE CAPITAL

Background

     Currently, the Company is authorized to issue 70,000,000 Common Shares in the aggregate. On December 15, 1999, the Board of Directors unanimously approved a proposal to increase the Company's authorized share capital by an additional 65,000,000 Common Shares.

     On December 15, 1999, the Company had issued and outstanding 58,324,058 Common Shares. As of that date, the Company had reserved approximately 6,817,335 shares for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans. Consequently, the Company has approximately 4,858,607 shares available for other issuances.

Description of the Proposal

     The shareholders are being asked to adopt the following resolution:

     RESOLVED, that the authorized share capital of XOMA Ltd. be increased from US$85,000, consisting of 70,000,000 Common Shares and 1,000,000 Preference Shares, to US$117,500 consisting of 135,000,000 Common Shares (with identical rights and ranking to the existing Common Shares) and 1,000,000 Preference Shares.


Reasons for the Proposal

     The Board of Directors of the Company considers it prudent and in the best interests of the Company and its shareholders to have a sufficient number of Common Shares available for issuance in order to provide the Company with business and financing flexibility. Common Shares may be issued by the Company in connection with future equity financings or strategic business collaborations, upon conversion or exchange of outstanding securities, in connection with existing share-based compensation and benefit plans or under other circumstances. The Company is also obligated to reserve shares for issuance to certain existing investors. Except as referred to herein, there are currently no agreements or understandings regarding the issuance of any of the additional Common Shares that would become available if the Company's authorized share capital is increased as proposed.

Effects of Adoption of the Proposal

     The additional Common Shares for which authorization is sought would be part of the existing class of Common Shares, and, to the extent issued, would have the same rights and privileges as the Common Shares currently outstanding. No holder of the Common Shares is entitled to any preemptive right to subscribe for or purchase any shares or other securities of the Company. The issuance of a substantial amount of Common Shares or the granting of an option to purchase a substantial amount of Common Shares could have a potential anti-takeover effect with respect to the Company which may make it more difficult to effect a change in control of the Company (for example, by decreasing the percentage of share ownership of those persons seeking to obtain control), although the Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. Under applicable law, the Board of Directors is required to make any determination to issue such shares based on its judgment at the time of such issuance as to the best interest of the Company.

     Approval of the proposal would not affect the number of authorized preference shares or the number of shares issuable under any of the Company's existing share-based compensation or benefit plans.

Vote Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required for the approval of the increase in the Company's authorized share capital.

     The Board of Directors unanimously recommends a vote "FOR" adoption of this proposal.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at this special meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                 SHARE OWNERSHIP

     The following table sets forth as of December 15, 1999, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares and regarding each director, each executive officer named on the following compensation tables and all directors and current executive officers as a group, together with the approximate percentages of outstanding Common Shares owned by each of them. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.




                                                                  Number of                     Percentage of
                                                                Common Shares                   Common Shares
     Name of Beneficial Owner                                 Beneficially Owned              Beneficially Owned

Advantage Fund II Ltd./
Genesee International, Inc./
Donald R. Morken (1)..................................              3,400,174                        5.8

James G. Andress(2)...................................                 24,000                         *
William K. Bowes, Jr.(3)..............................                 60,069                         *
John L. Castello(4)...................................                768,499                        1.3
Peter B. Davis(5).....................................                170,680                         *
Clarence L. Dellio(6).................................                225,187                         *
Arthur Kornberg, M.D.(7)..............................                 40,000                         *
Christopher J. Margolin(8)............................                174,670                         *
Steven C. Mendell(9)..................................                261,000                         *
Patrick J. Scannon, M.D., Ph.D.(10)...................                510,084                         *
W. Denman Van Ness(11)................................                 62,931                         *
All executive officers
  and directors as a
  group (10 persons)(12)..............................              2,297,120                        3.9

---------------------

*        Indicates less than 1%.

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on November 9, 1999 and representations made to the Company in connection with a Registration Statement on Form S-3 filed with the SEC on December 17, 1999, consists of shares directly owned by Advantage Fund II Ltd. ("Advantage") and shares issuable upon the exercise of certain Common Share Purchase Warrants of the Company held by Advantage. According to such filings, Advantage, Genesee International, Inc. and Mr. Morken share voting and dispositive power with respect to all of these shares.

(2) Represents 24,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(3) Includes 30,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(4) Includes 702,499 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 7,000 shares owned by Mr. Castello's sons. Mr.

     Castello disclaims beneficial ownership of such shares. Does not include 7,026 shares which have vested pursuant to the Company's Deferred Savings Plan.

(5) Includes 146,581 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 4,995 shares which have vested pursuant to the Company's Deferred Savings Plan.

(6) Includes 192,387 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 7,657 shares which have vested pursuant to the Company's Deferred Savings Plan.

(7) Includes 30,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(8) Includes 166,581 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 7,193 shares which have vested pursuant to the Company's Deferred Savings Plan.

(9) Includes 219,999 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 631 shares which have vested pursuant to the Company's Deferred Savings Plan and are now held in a rollover IRA account.

(10) Includes 422,166 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 7,657 shares which have vested pursuant to the Company's Deferred Savings Plan.

(11) Includes 32,481 shares held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee. Also includes 450 shares held by various trusts of which Mr. Van Ness may be deemed the beneficial owner. Mr. Van Ness disclaims such beneficial ownership. Includes 22,500 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(12) Includes 1,963,214 shares issuable upon exercise of options exercisable as of 60 days after the record date. Does not include 35,159 shares which have vested pursuant to the Company's Deferred Savings Plan.


                                   ----------

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to promptly execute and return the accompanying proxy in the postage prepaid envelope which has been enclosed for your convenience or vote by telephone or via the Internet.

                                      By Order of the Board of
                                        Directors,



                                      Christopher J. Margolin
                                        Secretary



December   , 1999
Berkeley, California

                        [FORM OF PROXY CARD/INSTRUCTIONS]

                                    XOMA LTD.
                               2910 Seventh Street
                               Berkeley, CA 94710


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN L. CASTELLO and PATRICK J. SCANNON, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all Common Shares of XOMA Ltd. which the undersigned is entitled to vote at the special general meeting of shareholders of XOMA Ltd. to be held at the offices of the Company, 2910 Seventh Street, Berkeley, California on January , 2000, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:

1. To approve the increase of the Company's authorized share capital by an additional 65,000,000 Common Shares.

                (The Board of Directors recommends a vote FOR.)

     FOR       |_|       AGAINST       |_|             ABSTAIN      |_|

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         (Continued, and to be marked, dated and signed, on other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call TOLL FREE 1-800- - on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.   THROUGH THE INTERNET (using a browser) by visiting our Internet voting
     website http://          .com, enter the Company Number AND Control Number
     shown below and follow the instructions on your screen. Internet voting is
     available only until 8:00 p.m. Eastern time on January   , 2000. You will
     incur only your usual Internet charges.

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                           (Continued from other side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

--------------------------------------------------------------------------------
  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------


                            Dated: _______________________, ____


                            ----------------------------------------------
                            Signature of Shareholder

                            ----------------------------------------------
                            Signature if held jointly

                            Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                VOTE BY TELEPHONE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and return your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.


     To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The instructions are the same for all remaining proposals.

     Your vote will be confirmed as cast as you directed. END OF CALL.

--------------------------------------------------------------------------------
         If you vote by telephone or Internet, there is no need for you to mail back your proxy.
                              THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

                                                   -----------------------------
     Call TOLL FREE on a touch tone telephone
            1-800-   -     24 hours/day
      There is NO CHARGE to you for this call
                                                   -----------------------------
                                                           CONTROL NUMBER